Exhibit 99.1

August 14, 2018

Enphase Energy Announces Offering of $60 Million of Convertible Senior Notes Due 2023

PETALUMA, Calif., Aug. 14, 2018 (GLOBE NEWSWIRE) — Enphase Energy, Inc. (NASDAQ:ENPH) (“Enphase Energy” or the “Company”) today announced that it intends to offer, subject to market conditions and other factors, $60 million aggregate principal amount of convertible senior notes due 2023 (the “Convertible Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Additionally, an affiliate of ours who is a director and stockholder, Thurman John Rodgers, has committed to purchase $5.0 million aggregate principal amount of convertible senior notes due 2023 (the “Affiliate Notes” and together with the Convertible Notes, the “Notes”) in a concurrent private placement. The Notes are expected to pay interest semiannually and will be convertible into shares of the Company’s common stock. The Notes will mature on August 1, 2023, unless earlier converted or repurchased in accordance with their terms. Final terms of the Notes, including the interest rate, initial conversion rate, and other terms, will be determined by negotiations between Enphase Energy and the initial purchasers of the Convertible Notes.

The Company intends to use the net proceeds from the offering of the Convertible Notes and the concurrent private placement of the Affiliate Notes for general corporate purposes, which may include the repayment of indebtedness, working capital, and potential acquisitions and strategic transactions.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes, the Affiliate Notes or the shares of the Company’s common stock issuable upon conversion of the Notes, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Convertible Notes, the Affiliate Notes and the shares of the Company’s common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering of the Convertible Notes is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and the offering of the Affiliate Notes is being made to an accredited investor in reliance on Section 4(a)(2) of the Securities Act.

About Enphase Energy, Inc.

Enphase Energy, a global energy technology company, delivers smart, easy-to-use solutions that connect solar generation, storage and management on one intelligent platform.

Forward-Looking Statements

This announcement contains certain forward-looking statements based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the proposed offering of the Notes and the anticipated use of the net proceeds from the offering of the Convertible Notes and the Affiliate Notes, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, are forward-looking statements. Actual events may differ materially from those expressed or implied by these forward-looking statements, including the possibility that the Company will not offer the Notes or consummate the related offerings due to market conditions; changes in the anticipated principal amount of the Notes, which could differ based upon market conditions; changes in the anticipated use of the net proceeds of the offerings, which could change as a result of market conditions or for other reasons related to the Company’s business and the impact of general economic, industry or political conditions in the United States or internationally. For a discussion of factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

Contact:

Christina Carrabino
Investor Relations

ir@enphaseenergy.com

+1-707-763-4784 x7294